UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2020 (October 10, 2020)

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A	New York, NY	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2020, Granite Point Mortgage Trust Inc. (the “Company”) entered into an Internalization Agreement (the “Internalization Agreement”) with its external manager, Pine River Capital Management L.P. (the “Manager”), pursuant to which the Company will internalize its management function (the “Internalization”) effective as of 11:59 p.m. on December 31, 2020. Prior to the Internalization, the Manager will continue to provide services to the Company pursuant to the Management Agreement, dated June 28, 2017, between the Company and the Manager (as amended, the “Management Agreement”). Upon consummation of the Internalization, among other things, (i) the Management Agreement will be terminated, (ii) the Company will no longer pay management or incentive fees to the Manager for any period following the Internalization and (iii) the Company will become an internally managed real estate investment trust. In connection with the Internalization, the Company will make a one-time cash payment of $44.5 million to the Manager. As previously disclosed, the Company has entered into employment agreements with the Company’s senior management team. In accordance with the terms of the Internalization Agreement, the Company also intends to extend offers of employment to other employees of the Manager or its affiliates across a variety of functions who support the Company’s business.

The terms of the Internalization were negotiated and unanimously approved by a committee of independent members of the Company’s board of directors, and the amount payable by the Company to the Manager in connection with the Internalization was determined by an arbitral panel at the conclusion of the Company’s previously disclosed arbitration process with the Manager.

The information set forth herein with respect to the Internalization Agreement is qualified in its entirety by the full text of the Internalization Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Management Agreement is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

On October 7, 2020, the Company issued a press release providing an update on the arbitration process with the Manager and, on October 12, 2020, the Company issued a press release describing the Internalization and related matters. Copies of the press releases are included as Exhibits 99.1 and 99.2 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Internalization Agreement, October 10, 2020, by and between Granite Point Mortgage Trust Inc. and Pine River Capital Management L.P.
99.1	Press Release, dated October 7, 2020.
99.2	Press Release, dated October 12, 2020.
104	Cover Page Interactive Data File, formatted in Inline XBRL

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: October 13, 2020